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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement on Form S-3 of Cisco Systems, Inc. for the registration of 2,083,039 shares of its common stock, of our reports dated August 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 25, 1998 and July 26, 1997, and for each of the three years ended July 25, 1998, which reports are included in the Company's 1998 Annual Report on Form 10-K, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."




                                       PRICEWATERHOUSECOOPERS LLP


San Jose, California
November 16, 1998